SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) February 25, 2002
                                  -----------------




                           GENERAL MOTORS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




   300 Renaissance Center, Detroit, Michigan                 48265-3000
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
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ITEM 5. OTHER EVENTS

      On February 25, 2002, a news release was issued by General Motors Corporation (GM) announcing plans to offer $2.5 billion in convertible debt securities. The release is as follows:


                  GM Files for Convertible Securities Offering

      NEW YORK, Feb. 25 -- General Motors Corporation (NYSE: GM) today announced plans to offer $2.5 billion in convertible debt securities as part of a comprehensive effort to improve the company's financial flexibility.
      The proceeds of the offering, combined with other cash-generation initiatives, will be used to rebuild GM's liquidity position, reduce its underfunded pension liability and fund its post-retirement health care obligations.
      The securities mature in 30 years and are convertible into GM $1-2/3 common stock. Pricing of the securities is expected to occur later this week.
      A supplemental prospectus relating to the offering is also available at the SEC and on GM's investor web site.
      This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.


                                       ###


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    February 25, 2002
        -----------------
                                       By
                                            s/Peter R. Bible
                                            --------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)










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